FOR IMMEDIATE RELEASE:

NASDAQ grants Cetalon Corporation trading symbol: OTC BB: (CETA)

NEVADA, March 15th 2001 (BUSINESS WIRE) - Cetalon Corporation, was issued today with the trading symbol OTC BB: CETA. Cetalon Corporation is a store within store retail and direct marketing company specializing in the sale of vitamins, minerals, nutritional supplements and other health-related products. The company plans to own and operate Health and Fitness shops in Canada and the United States.

Cetalon also announced today that it will file an 8-K with the Securities and Exchange Commission later today.

This News Release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Although Cetalon believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that any expectations will prove correct.

Contacts:

Elliott Lane and Associates

United Kingdom: Mark Lane +44-173-635-0159
California, U.S.: Eli Elliott 1-949-499-0671